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                                                                   EXHIBIT 23.02


                        CONSENT OF KPMG PEAT MARWICK LLP



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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Worldtalk Corporation

We consent to incorporation herein by reference of our report dated February 3, 1998, relating to the consolidated balance sheets of Worldtalk Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Worldtalk Corporation.


                                        /s/ KPMG Peat Marwick LLP


Mountain View, California
August 24, 1998